As Filed with the Securities and Exchange Commission on July 1, 2021
File No. 001-40515
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
Victoria’s Secret & Co.
(Exact name of Registrant as specified in its charter)
Delaware	86-3167653
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4 Limited Parkway East Reynoldsburg, Ohio	43068
(Address of Principal Executive Offices)	(Zip Code)
(614) 577-7000
(Registrant’s telephone number, including area code)
Copies to:
Deanna L. Kirkpatrick
Roshni Banker Cariello
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Securities registered or to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Victoria’s Secret & Co.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the “information statement”). None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1.	Business.
The information required by this item is contained in the sections “Summary,” “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “The Separation,” “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Compensation Discussion and Analysis,” “Management,” “Certain Relationships and Related Party Transactions,” “Where You Can Find More Information” and “Index to Combined Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.
Item 1A.	Risk Factors.
The information required by this item is contained in the sections “Risk Factors” and “Special Note Regarding Forward-Looking Statements” of the information statement. Those sections are incorporated herein by reference.
Item 2.	Financial Information.
The information required by this item is contained in the sections “Summary,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Combined Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.
Item 3.	Properties.
The information required by this item is contained in the section “Business—Properties” of the information statement. That section is incorporated herein by reference.
Item 4.	Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained in the section “Ownership of Common Stock by Certain Beneficial Owners and Management” of the information statement. That section is incorporated herein by reference.
Item 5.	Directors and Executive Officers.
The information required by this item is contained in the section “Management” of the information statement. That section is incorporated herein by reference.
Item 6.	Executive Compensation.
The information required by this item is contained in the sections “Compensation Discussion and Analysis” and “Management” of the information statement. Those sections are incorporated herein by reference.
Item 7.	Certain Relationships and Related Transactions, and Director Independence.
The information required by this item is contained in the sections “The Separation—Agreements with LB,” “Certain Relationships and Related Party Transactions,” “Management,” “Compensation Discussion and Analysis” and “Ownership of Common Stock by Certain Beneficial Owners and Management” of the information statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.
The information required by this item is contained in the section “Business—Legal Proceedings” of the information statement. That section is incorporated herein by reference.
Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained in the sections “Summary,” “Risk Factors,” “The Separation,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.
Item 10.	Recent Sales of Unregistered Securities.
The information required by this item is contained in the section “Description of Capital Stock—Distributions of Securities” of the information statement. That section is incorporated herein by reference.
Item 11.	Description of Registrant’s Securities to Be Registered.
The information required by this item is contained in the section “Description of Capital Stock” of the information statement. That section is incorporated herein by reference.
Item 12.	Indemnification of Directors and Officers.
The information required by this item is contained in the section “Description of Capital Stock” of the information statement. That section is incorporated herein by reference.
Item 13.	Financial Statements and Supplementary Data.
The information required by this item is contained in the section “Index to Combined Financial Statements” (and the statements referenced therein) of the information statement. That section is incorporated herein by reference.
Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
Not applicable.

Item 15.	Financial Statements and Exhibits.
(a)	Financial Statements
The information required by this item is contained in the sections “Index to Combined Financial Statements” (and the statements referenced therein) of the information statement. That section is incorporated herein by reference.
(b)	Exhibits
The following documents are filed as exhibits hereto:
Exhibit Number	Exhibit Title
2.1	Form of Separation and Distribution Agreement between L Brands, Inc. and Victoria’s Secret & Co.
3.1**	Form of Amended and Restated Articles of Incorporation of Victoria’s Secret & Co.
3.2**	Form of Amended and Restated Bylaws of Victoria’s Secret & Co.
4.1	Form of Senior Notes Indenture by and between Victoria’s Secret & Co. and U.S. Bank National Association as Trustee
10.1	Form of L Brands to VS Transition Services Agreement between L Brands, Inc. and Victoria’s Secret & Co.
10.2	Form of VS to L Brands Transition Services Agreement between L Brands, Inc. and Victoria’s Secret & Co.
10.3	Form of Tax Matters Agreement between L Brands, Inc. and Victoria’s Secret & Co.
10.4**	Form of Employee Matters Agreement between L Brands, Inc. and Victoria’s Secret & Co.
10.5**	Form of Domestic Transportation Services Agreement between Mast Logistics Services, LLC and Victoria’s Secret & Co.
10.6	Form of Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan
10.7	Form of Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan Restricted Share Unit Award Agreement
10.8	Form of Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan Stock Option Award Agreement
10.9	Form of Victoria’s Secret & Co. 2021 Cash Incentive Compensation Performance Plan
10.10**	Form of Indemnification Agreement for Non-Employee Directors
10.11	Form of Victoria’s Secret & Co. 2021 Associate Stock Purchase Plan
10.12	Form of Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan Performance Share Unit Award Agreement
10.13	Form of Registration Rights Agreement by and among Victoria’s Secret & Co., Leslie H. Wexner and Abigail S. Wexner
10.14	Form of First Lien Credit Agreement by and among Victoria’s Secret & Co. and the Lenders named therein and JPMorgan Chase Bank, N.A.
10.15	Form of Revolving Credit Agreement by and among Victoria’s Secret & Co. and the Lenders named therein and JPMorgan Chase Bank, N.A.
10.16	Form of Executive Employment Agreement by and between VS Service Company LLC and Martin Waters, dated as of May 22, 2021
10.17	Retention Bonus Agreement by and between L Brands, Inc. and Amy Hauk, dated as of June 1, 2020
10.18	Executive Severance Agreement by and between VS Service Company, LLC and Amy Hauk, dated as of June 28, 2021
10.19	Retention Agreement by and between L Brands, Inc. and Greg Unis, dated as of September 15, 2020
10.20	Executive Severance Agreement by and between VS Service Company, LLC and Greg Unis, dated as of June 28, 2021
10.21	Executive Severance Agreement by and between VS Service Company, LLC and Timothy Johnson, dated as of June 28, 2021
21.1	Subsidiaries of the Registrant
99.1	Preliminary Information Statement dated July 1, 2021
99.2	Form of Notice of Internet Availability of Information Statement Materials
**	Previously filed.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Victoria’s Secret & Co.

By:	/s/ Martin Waters
	Name:	Martin Waters
	Title:	Chief Executive Officer
Date: July 1, 2021
4